Exhibit 4.3

CUSIP [                    ]

[                    ]

8 1/8% Senior Notes due 2012

No.	$[ ]

STATER BROS. HOLDINGS INC.

promises to pay to CEDE & CO., or registered assigns, the principal sum of [                    ] Dollars ($[                    ]) (or so much thereof as shall not have been prepaid) on June 15, 2012.

Interest Payment Dates: June 15 and December 15, commencing December 15, 2004.

Record Dates: June 1 and December 1.

Dated:

STATER BROS. HOLDINGS INC.

By:
Jack H. Brown Chairman of the Board, President and Chief Executive Officer

By:
Bruce D. Varner Secretary

This is one of the

Notes referred to in the

within-mentioned Indenture:

THE BANK OF NEW YORK

By:
Authorized Signatory
Dated: ,

(Back of Note)

8 1/8% Fixed Rate Senior Notes due 2012

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO STATER BROS. OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE, AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF STATER BROS.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Stater Bros. Holdings Inc., a Delaware corporation (“Stater Bros.”), promises to pay interest on the principal amount of this Note at 8 1/8% per annum from December 15, 2004 until maturity. Stater Bros. shall pay interest semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2004. Stater Bros. shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. Stater Bros. will pay interest on the Fixed Rate Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. If a Holder has given wire transfer instructions to Stater Bros., Stater Bros. will pay all principal, interest and premium on that Holder’s Notes in accordance with those instructions in immediately available funds. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless Stater Bros. elects to make payments of interest by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT, CALCULATION AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent, Calculation Agent and Registrar. Stater Bros. may change any Paying Agent, Calculation Agent or Registrar without notice to any Holder. Stater Bros. or any of its Subsidiaries may act as Paying Agent or Registrar but may not act as Calculation Agent.

4. INDENTURE. Stater Bros. issued the Notes under an Indenture, dated as of June 17, 2004 (the “Indenture”), among Stater Bros., the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The aggregate principal amount of Notes that may be issued under the Indenture shall be unlimited.

5. OPTIONAL REDEMPTION.

(a) Except as set forth in subparagraph (b) of this Paragraph 5, the Fixed Rate Notes will not be redeemable at Stater Bros.’ option prior to June 15, 2008. Thereafter, the Fixed Rate Notes will be subject to redemption at any time at the option of Stater Bros., in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2008	104.063%
2009	102.031%
2010 and thereafter	100.000%

(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, prior to June 15, 2007, Stater Bros. may on any one or more occasions redeem up to 35% of the aggregate principal amount of Fixed Rate Notes originally issued under the Indenture at a redemption price of 108.125% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more sales of Capital Stock of Stater Bros. resulting, for each such sale, in net cash proceeds to Stater Bros. in excess of $25.0 million; provided that: (i) at least 65% of the aggregate principal amount of Fixed Rate Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Fixed Rate Notes held by Stater Bros.

and its Subsidiaries); and (ii) the redemption shall occur within 45 days of the date of the closing of any such sale.

6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, Stater Bros. shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. REPURCHASE AT OPTION OF HOLDER.

(a) If a Change of Control occurs, each Holder of Notes will have the right to require Stater Bros. to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, Stater Bros. shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice.

(b) When the aggregate amount of Excess Proceeds exceeds $25.0 million, Stater Bros. will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Stater Bros. may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from Stater Bros. prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8. NOTICE OF REDEMPTION. Notice of redemption will be mailed, by first class mail, at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Stater Bros. may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Stater Bros. need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, Stater Bros. need not issue, exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class, and, except for any Default or Event of Default in the payment of the principal of, premium or interest on, the Notes (including in connection with an offer to purchase), any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of Stater Bros.’ obligations to Holders of the Notes in case of a merger, consolidation, or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to cause an additional Subsidiary to become a Guarantor under the Indenture in accordance with Section 4.19 of the Indenture.

12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by Stater Bros. or any of its Restricted Subsidiaries to comply with Sections 3.09, 4.10, 4.14 or 5.01 of the Indenture; (iv) failure by Stater Bros. or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture or the Notes (other than a default set forth in clauses (i), (ii) or (iii) above); (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Stater Bros. or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Stater Bros. or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (A) is caused by a Payment Default; or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) failure by Stater Bros. or any of its Restricted Subsidiaries to pay final judgments to the extent not covered by insurance underwritten by third parties aggregating in excess of $10.0 million, which judgments shall not have been paid, discharged or stayed for a period of 60 days; (vii) Stater Bros. or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (A) commencing a voluntary case for relief from its creditors; (B) consenting to the entry of an order for relief against it in an involuntary case for relief from its creditors; (C) consenting to the appointment of a custodian of it or for all or substantially all of its property; (D) making a general assignment for the benefit of its creditors; or (E) admitting in writing its inability generally to pay its debts as they become due; (viii) a court of competent jurisdiction entering an order or decree under any Bankruptcy Law that: (A) is for relief against Stater Bros. or any of its Restricted Subsidiaries in an involuntary case; (B) appoints a custodian of Stater Bros. or any of its Restricted Subsidiaries or for all or substantially all of the property of Stater Bros. or any of its Restricted Subsidiaries; or (C) orders the liquidation of Stater Bros. or any of its Restricted Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days; or (ix) any Guarantee of the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor of the Notes, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes. If any Event of Default other than an Event of Default described in clauses (vii) or (viii) above occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable immediately by notice in writing to Stater Bros. and the Trustee specifying the respective Event of Default and that such notice is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately and automatically due and payable. Notwithstanding the foregoing, if an Event of Default specified in clauses (vii) or (viii) above occurs, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium or interest on any Note) if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders of the Notes. The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes. Stater Bros. is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Stater Bros. is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. TRUSTEE DEALINGS WITH STATER BROS. The Trustee in its individual or any other capacity may become the owner or Pledgee of Notes and may otherwise deal with Stater Bros. or any Affiliate of Stater Bros. with the same rights it would have if it were not Trustee.

14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of Stater Bros., as such, shall have any liability for any obligations of Stater Bros. under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Stater Bros. has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. GUARANTEE. This Note is guaranteed by the Guarantors pursuant to Article 9 of the Indenture.

Stater Bros. will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Stater Bros. Holdings Inc.

21700 Barton Road

P.O. Box 150

Colton, California 92324

Telephone No.: (909) 783-5000

Attention: Corporate Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of Stater Bros The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible

guarantor institution” meeting the requirements of

the Registrar, which requirements include

membership or participation in the Security Transfer

Agent Medallion Program (“STAMP”) or such other

“signature guarantee program” as may be determined

by the Registrar in addition to, or in substitution for,

STAMP, all in accordance with the Securities

Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by Stater Bros. pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

☐ Section 4.10        ☐ Section 4.14

If you want to elect to have only part of the Note purchased by Stater Bros. pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible

guarantor institution” meeting the requirements of

the Registrar, which requirements include

membership or participation in the Security Transfer

Agent Medallion Program (“STAMP”) or such other

“signature guarantee program” as may be determined

by the Registrar in addition to, or in substitution for,

STAMP, all in accordance with the Securities

Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian